Exhibit 10.1

Termination Agreement and Release
Agreement (“Agreement”) entered into this 22nd day of August, 2016, by and be-tween Arotech Corporation, a Delaware corporation (“Arotech”) and Epsilor-Electric Fuel Ltd., an Israeli corporation (“Epsilor” and, together with Arotech, the “Company”), and Robert S. Ehrlich, an individual residing at 21 Nahal Soreq Street, Beit Shemesh, Israel 9909129 (the “Employee”).
W I T N E S S E T H :
WHEREAS, the Company and Employee are parties to a Seventh Amended and Restated Employment Agreement effective as of January 1, 2015 (the “Employment Agreement”); and
WHEREAS, the primary project on which the Employee is currently engaged is being discontinued; and
WHEREAS, the Company and the Employee accordingly desire to bring the Employee’s employment with the Company to an early and orderly close and to resolve fully and finally any and all claims, potential claims, controversies or differences between them; and as more specifically set forth below and solely under the terms and conditions of this Termination Agreement and Release;
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:
1.          Employment Termination.
(a)          The Company and Employee agree that, subject to fulfillment of all the terms of this Agreement, the employment of the Employee shall cease on August 31, 2016.
(b)          Subject to fulfillment of all the terms of this Agreement and the release to the Employee of amounts currently held on his behalf by statutory severance and/or continuing education insurance funds as required by the relevant provisions of Israeli law, the Employee represents and warrants that he shall have received full salary and any other compensation or benefit to which he is entitled from the Company.
(c)          For the avoidance of doubt, it is agreed that the Employee will not be entitled to any compensation or benefit for his employment with the Company other than as set forth in this Agreement.
(d)          The Company acknowledges that the Employee has returned to the Company all credit cards, records, data, notes, correspondence developed or received by the Employee pursuant to Employee’s employment with the Company or otherwise belonging to the Company.
2.          Payments.
(a)          In place of whatever amounts to which the Employee may be entitled by law or by contract, and as full settlement of all mutual claims of the parties, the Employee agrees to accept a payment of $524,051.50 (which payment is in substitution for all payments and benefits required by the terms of the Employment Agreement).

(b)          Subject to fulfillment of all the terms of this Agreement, the above payment of US $524,051.50 shall be paid by wire transfer to the same bank account used for payment of the Employee’s last salary payment.
(c)          The Employee acknowledges that he is responsible for, and he does hereby indemnify the Company and its shareholders, directors, officers and employees from and against, the payment of any and all federal and state, including without limitations in Israel, income and like taxes, social security payments or any other withholding which may be or become payable with respect to any and all payment or any other consideration provided in this Agreement. With respect to any of the payments provided above, the Company shall deduct all statutory withholdings under any applicable law, including without limitations income tax and social security payments. If the Company will deduct any sum of the above payments it will submit to the Employee all documentation concerning such deduction.
(d)          In addition to the foregoing, the Company will also release the Employee’s statutory severance and continuing education funds. The Company will take all steps reasonably necessary to release the above funds to the Employee, including but not limited to the prompt execution of any necessary paperwork. The Company declares that it does not have any rights whatsoever in the above funds and will not have any demands in regard with such funds.
(e)          The Employee will retain title to the 12,000 restricted shares of his 2016 restricted share grant that were scheduled to vest on December 31, 2016 based solely on tenure, and such shares will vest in accordance with their original vesting schedule. The Employee will have no claim to the 24,000 shares that were scheduled to vest on December 31, 2016 on the basis of the Company’s financial results, and such shares will be returned to the Company for cancellation.
3.          Release of Claims.
(a)          The Employee, subject to the release provided in subsection (b) below, for himself, his heirs, executors, administrators, successors and assigns, hereby fully and unconditionally waives, releases, and forever discharges, the Company, its subsidiary companies, related and affiliated companies, predecessors, successors, assigns and its present and former directors, officers, agents and employees, from any and all suits, causes of action, and claims of any nature whatsoever, known or unknown, which the Employee may have against the Company and the other parties released hereby, which he and his heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, including without limitation any and all claims in any way resulting from, arising out of or connected with his employment or its termination or pursuant to any Israeli common law, statute, regulation or other requirement, including without limitation (i) the Severance Payment Law of 1963, Annual Vacation Law of 1951, Protection of Wages Law of 1958, Sick Payment Law of 1976, Prior Notice for Dismissal and Resignation Law of 2001, recreation payment (Dmei Havra’a) and any and all claims under any collective bargaining agreement or extension thereof; (ii) any other compensation or consideration as a result of employment relations or end of employment relations including without limitation, Bituach Menahalim, Keren Hishtalmut, pension compensation, and/or any compensation and consideration resulting from such relations, or arising out of or connected with his position as a director of the Company and/or as a principal in the Company and/or connected with any act or vote of the Company’s board of directors, whether by virtue of his position as a director, officer, employee or shareholder, all pursuant to any Israeli common law, statute, order, regulation or other requirement (including without limitation the Companies Ordinance [New Version] of 1983, the Companies Law of 1999, the Securities Law of 1968, the Torts Ordinance [New Version], each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written) including without limitation any United States federal, state or local common law, statute, regulation or other requirement (including without limitation the General Corporation Law of the State of Delaware, the United States Securities Act of 1933, and the United States Securities Exchange Act of 1934, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the fair employment practices laws of the state or states in which the Employee have been employed by the Company, each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written).
(b)          The Company, subject to the release provided in subsection (a) above, for itself, its subsidiary companies, related and affiliated companies, predecessors, successors, assigns and its present and former directors, officers, agents and employees, hereby fully and unconditionally waives, releases, and forever discharges, the Employee, his heirs, executors, administrators, successors and assigns, from any and all suits, causes of action, and claims of any nature whatsoever, known or unknown, which the Company may have against the Employee and the other parties released hereby, which it and its subsidiary companies, related and affiliated companies, predecessors, successors, assigns and its present and former directors, officers, agents and employees, ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, including without limitation any and all claims in any way resulting from, arising out of or connected with his employment or its termination or arising out of or connected with his position as a director of the Company and/or as a principal in the Company and/or connected with any act or vote of the Employee in the board of directors, and/or connected with any act of the Employee as a shareholder, all pursuant to any Israeli common law, statute, order, regulation or other requirement (including without limitation the Companies Ordinance [New Version] of 1983, the Companies Law of 1999, the Securities Law of 1968, the Torts Ordinance [New Version], each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written) including without limitation any United States federal, state or local common law, statute, regulation or other requirement (including without limitation all Securities acts, laws and regulations, the General Corporation Law of the State of Delaware, the United States Securities Act of 1933, and the United States Securities Exchange Act of 1934, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the fair employment practices laws of the states in which the Employee have been employed by the Company, each as amended from time to time, infliction of any tort, or breach of contract, whether actual or implied, or whether oral or written).
(c)          The Employee has carefully read this Agreement, knows its contents, and freely and voluntarily agrees to all of its terms and conditions. The Employee acknowledges that he has had reasonable time to consider and discuss this Agreement with his attorney. By signing this Agreement, the Employee specifically acknowledges that he has read it; he understands it and knows he is giving up important rights; he agrees with everything in it; he is aware of his right to consult an attorney of his own choice before signing it; and he has signed it knowingly and voluntarily.

(d)          This Agreement also constitutes a compromise agreement and notice of final clearance in according with Article 29 of the Severance Payment Law of 1963.
4.          Surviving Terms of Employment Agreement. The Employee acknowledges and agrees that he shall continue to be bound by and comply with the provisions of Section 8 of the Employment Agreement (entitled “Confidentiality; Proprietary Rights; Competitive Activity”). The Company will at the request of the Employee comply with the terms of Section 16 of the Employment Agreement (entitled “Registration Rights”), provided that the Employee shall fulfill in a timely fashion all of his obligations under the terms of Section 16 of the Employment Agreement.
5.          Debts.
(a)          The parties hereto acknowledge that the only debts which the Employee has to the Company that will continue in existence after the date of this Agreement is the debt in the original principal amount of US $329,163 (the “Debt”) for which the Employee has executed a non-recourse promissory note on February 9, 2000 (the “Promissory Note”).
(b)          The parties hereto acknowledge that the shares specified in the Promissory Note are the sole security for the Debt; that the Debt will be governed only according to the provisions and conditions set forth in the Promissory Note; that the recourse of the Debt under the Promissory Notes shall only be the pledged shares specified in the Promissory Note and presently in the possession of the Company; and that the Debt will not be released by this Agreement.
6.          Binding Effect. This Agreement be binding upon or injure to the benefit of the successors and assigns of the Company and the Employee and his personal representative(s).
7.          Binding Arbitration.
(a)          This Agreement, the performance thereof and all matters arising from and connected with the Agreement, shall be governed by and construed, solely and exclusively, in accordance with the laws of Israel.
(b)          Any dispute hereunder shall be finally settled by a binding arbitration held in Tel Aviv, Israel, exclusively in the English language, by one arbitrator, a retired judge with commercial background to be chosen by the parties and if the parties do not consent about the arbitrator, the arbitrator will be appointed by the president of the Israeli Chamber of Certified Accountants. This section constitutes an arbitration agreement.
(c)          The decision or award of the arbitrators shall be published to each party and will be final and binding upon all of the parties. Each of the parties hereby irrevocably and expressly agrees to comply promptly and in good faith with any and all such decisions or awards.
(d)          The arbitration hereunder shall be the exclusive and conclusive method for resolving disputes under this Agreement and no court shall have the power to adjudicate such disputes.
(e)          The costs of the arbitration, including without limitations attorneys’ fees, shall be borne by the non-prevailing party.

8.          Severability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions thereof shall in no way be affected or impaired.
9.          Entire Agreement. The foregoing contains the entire agreement of the parties and may not be altered, amended, or terminated except by an instrument in writing signed by the parties hereto.
10.          Joint and Several Obligations. The obligations and liabilities of each company hereunder (Arotech and Epsilor) shall be joint and several with the obligations and liabilities of the other company hereunder.
11.          Execution in Counterparts. This agreement may be executed in any number of separate counterparts, each of which shall together be deemed an original, but the several counterparts shall together constitute but one and the same agreements of the parties hereto.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
AROTECH CORPORATION

By:	/s/ Steven Esses
Name: Steven Esses
Title: President and CEO

EPSILOR-ELECTRIC FUEL LTD.

By:	/s/ Ronen Badichi
Name: Ronen Badichi
Title: General Manager

/s/ Robert S. Ehrlich
Robert S. Ehrlich